Exhibit 5.1

[-], 2021

TPG Pace Tech Opportunities Corp.

301 Commerce St., Suite 3300

Fort Worth, TX 76102

Re:	Registration Statement on Form S-4 (File No. 333-254485)

Ladies and Gentlemen:

We have acted as special counsel for TPG Pace Tech Opportunities Corp., a Cayman Islands exempted company (the “Company”), in connection with the registration statement on Form S-4 (File No. 333-254485) initially filed by the Company with the Securities and Exchange Commission, including the combined proxy statement/prospectus forming a part thereof (as amended through the date hereof, the “Registration Statement”), relating to (i) the Business Combination Agreement, dated as of January 28, 2021 (the “Business Combination Agreement”), by and among the Company, TPG Pace Tech Merger Sub LLC, TCV VIII (A) VT, Inc., LCSOF XI VT, Inc., TPG Pace Blocker Merger Sub I Inc., TPG Pace Blocker Merger Sub II Inc., Live Learning Technologies LLC, and, solely for the purposes of specified therein, each of Learn Capital Special Opportunities Fund X, L.P., Learn Capital Special Opportunities Fund XI, L.P., Learn Capital Special Opportunities Fund XII, L.P., Learn Capital Special Opportunities Fund XIII, L.P., Learn Capital Special Opportunities Fund XVI, L.P., and TCV VIII (A), L.P., and (ii) as a condition to the effectiveness of the business combination, the proposal of the Company to change its jurisdiction of incorporation by discontinuing as an exempted company in the Cayman Islands and continuing and domesticating as a corporation incorporated under the laws of the State of Delaware (the “Domestication”).

The Domestication shall be effected pursuant to the provisions of Section 388 of the General Corporation Law of the State of Delaware (the “DGCL”) by filing a Certificate of Corporate Domestication and a Certificate of Incorporation in respect of the Company with the Secretary of State of the State of Delaware. The Domestication is subject to the approval of the shareholders of the Company.

Upon effectiveness of the Domestication, the Company will change its corporate name to “Nerdy Inc.”, the Class A ordinary shares of the Company will be converted into shares of Class A Common Stock, par value $0.0001 per share (the “ Domestication Class A Common Stock”), the Class F ordinary shares of the Company will be converted into shares of Class F Common Stock, par value $0.0001 per share (the “Class F Common Stock”) and all of the Company’s outstanding warrants to acquire Class A ordinary shares will become warrants to acquire the corresponding shares of Class A Common Stock (the “Domestication Warrants”). Upon the effectiveness of the Certificate of Incorporation (as defined herein), the shares of Class F Common Stock will convert automatically by operation of law, on a one-for-one basis, into shares of Class A Common Stock (the “Founder Class A Common Stock”) and the Company will have authorized for issuance shares of Class A Common Stock and Class B Common Stock, par value $0.0001 per share (“Class B Common Stock” and together with the Class A Common Stock, the “Common Stock”) of Nerdy Inc. In connection with the closing of the transactions contemplated by the Business Combination Agreement, all outstanding equity interests and warrants to acquire such equity interests in Live Learning Technologies, LLC, will be exchanged for (i) shares of Class A Common Stock (the “Merger Class A Common Stock”), (ii) new membership units in Live Learning Technologies, LLC (“OpCo Units”) and a corresponding number of shares of Class B Common Stock and (iii) warrants to acquire shares of Class A Common Stock (the “Merger Warrants” and together with the Domestication Warrants, the “Warrants”).

The Registration Statement relates to the registration under the Securities Act of (i) the Domestication Class A Common Stock, (ii) the Founder Class A Common Stock, (iii) the Merger Class A Common Stock, (iv) the Class B Common Stock, (v) the shares of Class A Common Stock issuable upon redemption and cancellation of the Class B Common Stock, (vi) the Warrants and (vii) the Class A Common Stock issuable upon exercise of the Warrants. We refer to the shares of Class A Common Stock referred to in the preceding sentence as the “Class A Common Stock.”

In connection with the rendering of the opinion hereafter set forth, we have examined (i) the Registration Statement, (ii) the Business Combination Agreement, (iii) the form of certificate of corporate domestication of the Company to be filed with the Secretary of State of the State of Delaware (the “Certificate of Domestication”), (iv) the Company’s amended and restated certificate of incorporation (the “Certificate of Incorporation”), (v) that certain warrant agreement, dated October 9, 2020, by and between the Company and Continental Stock Transfer & Trust Company, as such agreement may be amended from time to time (the “Warrant Agreement”), (vi) the Company’s bylaws, (vii) certain resolutions adopted by the board of directors of the Company and (viii) such other certificates, statutes and other instruments and documents as we considered appropriate for purposes of the opinion hereafter expressed. In addition, we reviewed such questions of law as we considered appropriate.

In connection with rendering the opinion set forth below, we have assumed that (i) all information contained in all documents reviewed by us is true and correct, (ii) all signatures on all documents examined by us are genuine, (iii) all documents submitted to us as originals are authentic and complete and all documents submitted to us as copies conform to the originals of those documents, and (iv) all shares of Common Stock will be issued and delivered in accordance with the terms of the Business Combination Agreement, including the satisfaction or waiver of all conditions to consummation of the transactions contemplated thereby, and in the manner specified in the Registration Statement.

In addition to the foregoing, for the purposes of rendering our opinions as expressed herein, we have assumed that:

1. Prior to effecting the Domestication: (i) the Registration Statement, as finally amended, will have become effective under the Securities Act; (ii) the shareholders of the Company will have approved, among other things, the Business Combination Agreement and the Domestication; and (iii) all other necessary action will have been taken under the applicable laws of the Cayman Islands to authorize and permit the Domestication, and any and all consents, approvals and authorizations from applicable Cayman Islands governmental and regulatory authorities required to authorize and permit the Domestication will have been obtained; and

2. The current draft of the Certificate of Incorporation, in the form thereof submitted for our review, without alteration or amendment (other than identifying the appropriate date), will be duly authorized and executed and thereafter be duly filed with the Secretary of State of the State of Delaware in accordance with Section 103 of the DGCL, that no other certificate or document, other than the Certificate of Domestication as required under Section 388 of the DGCL, has been, or prior to the filing of the Certificate of Incorporation will be, filed by or in respect of the Company with the Secretary of State of the State of Delaware and that the Company will pay all fees and other charges required to be paid in connection with the filing of the Certificate of Incorporation.

3. Each Class A ordinary share and Class F ordinary share outstanding immediately prior to the effectiveness of the Domestication was duly authorized, validly issued, fully paid and non-assessable under the laws of the Cayman Islands and has been entered in the register of members (shareholders).

Based on the foregoing, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

a)

Upon effectiveness of the Domestication and the filing of the Certificate of Incorporation with the Secretary of State of the State of Delaware, the Domestication Class A Common Stock, Merger Class A Common Stock, Founder Common Stock and Class B Common Stock, when issued and delivered in accordance with the terms of the Business Combination Agreement and in the manner described in the Registration Statement, will be duly authorized, validly issued, fully paid and non-assessable;

b)	The Class A Common Stock issuable upon the redemption and cancellation of Class B Common Stock, when issued, will be duly authorized, validly issued, fully paid and non-assessable;

c)

Upon effectiveness of the Domestication and the filing of the Certificate of Incorporation with the Secretary of State of the State of Delaware, the Warrants will have been duly authorized and will constitute valid and legally binding obligations of Nerdy Inc. enforceable against Nerdy Inc. in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).; and

d)

The Class A Common Stock underlying the Warrants, when issued upon exercise of the Warrants in the manner and on the terms described in the Registration Statement, the Warrant Agreement and the Warrants, will be duly authorized, validly issued, fully paid and non-assessable.

This opinion is limited in all respects to the laws of the State of New York and Delaware General Corporation Law and the Constitution of the State of Delaware, as interpreted by the courts of the State of Delaware and the federal laws of the United States. We are expressing no opinion as to the effect of the laws of any other jurisdiction.

The opinion expressed herein is rendered only to you in connection with the Registration Statement. The opinion expressed herein may not be relied upon by you for any other purpose or furnished to, quoted or relied upon by any other person or for any other purpose.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference of our firm in the Registration Statement under the caption “Legal Matters.” In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

Very truly yours,